Exhibit 5.1

June 10, 2021

Board of Directors
EuroDry Ltd.
4 Messogiou & Evropis Street
151 24 Maroussi, Greece

Ladies and Gentlemen:
We have acted as special counsel to EuroDry Ltd., a corporation formed under the laws of the Republic of the Marshall Islands (the “Company”), in connection with (i) the Company’s at-the-market offering (the “Offering”) of shares of its common stock, par value $0.01, having an aggregate offering price of up to US$10,000,000 (the “Shares”), which Shares include related preferred stock purchase rights; (ii) the equity distribution agreement, dated June 10, 2021 (the “Equity Distribution Agreement”), between the Company and Noble Capital Markets, Inc., as agent (the “Agent”), including any amendments or supplements thereto, pursuant to which the Company may offer the Shares solely through the Agent, from time to time; (iii) the preparation of the Registration Statement on Form F-3 (Registration Statement No. 333-238235) (the “Registration Statement”), together with the Prospectus contained therein (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and supplemented by the Prospectus Supplement relating to the Shares filed with the Commission dated as of the date hereof (the “Prospectus Supplement”).  All of the Shares are to be sold by the Company as described in the Prospectus Supplement.
You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplement.  For purposes of rendering that opinion, we have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Equity Distribution Agreement and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement, the Base Prospectus and the Prospectus Supplement, and on certificates of officers of the Company.
In connection with our opinion, we have assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.  In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party.

We have further assumed that the Registration Statement and any amendments thereto, the Base Prospectus and the Prospectus Supplement, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement.
Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the terms and conditions described in the Prospectus Supplement, and when stock certificates or book entry positions representing the Shares have been duly executed, registered in the books and records of the Company and delivered, will be validly issued, fully paid and nonassessable.
We are qualified to practice law in the State of New York and the Republic of the Marshall Islands.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of New York, the federal securities laws of the United States of America and the general corporate laws of the Republic of the Marshall Islands, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers.  In addition, we do not express any opinion with respect to any laws, regulations or orders concerning declared emergencies or the effect thereof on any opinion stated herein. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
This opinion is issued in the State of New York.  By issuing this opinion, Seward & Kissel LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of New York and (ii) does not consent to the jurisdiction of any state other than the State of New York.  Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of New York.  Your acceptance of this opinion shall constitute your agreement to the foregoing.
We hereby consent to the filing of this opinion as part of the Company’s Current Report on Form 6-K to be filed with the Commission for the purpose of including this opinion as part of the Registration Statement, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the caption “Legal Matters.”   In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Seward & Kissel LLP